          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                                                    Exhibit 10.1

                          ASPECT MEDICAL SYSTEMS, INC.

                     OEM DEVELOPMENT AND PURCHASE AGREEMENT

Agreement dated this February 13, 2003, by and between Aspect Medical Systems, Inc., a Delaware corporation with its principal offices located at 141 Needham Street, Newton, Massachusetts ("Aspect") and Dixtal ("Dixtal"), a Brazilian corporation with its principal offices located at Av. Rodrigo Otavio, 1111 Japiim, Manaus - AM, Brazil 69077-000 for the purchase and/or license by Dixtal of products under the terms and conditions contained in this Agreement.

1.       BACKGROUND

         1.1 Aspect is a developer, manufacturer and distributor of medical devices, equipment, related hardware, software and related products and accessories.

         1.2 Dixtal is a developer, manufacturer and distributor of medical devices, equipment, related hardware, software and related products and accessories, including multiparameter patient monitors.

         1.3 Dixtal desires to integrate Aspect's BIS technology into Dixtal's multiparameter patient monitors.

         1.4 Aspect agrees to sell and/or license to Dixtal the products described below, subject to the terms and conditions contained in this Agreement.

2.       Definitions.

         "Aspect's Bispectral Index" or "BIS" is Aspect's proprietary processed EEG parameter that measures the hypnotic effects of anesthetic and sedative agents on the brain during surgery.

         "Dixtal Patient Monitor" means any multi-parameter patient monitoring system manufactured by or for Dixtal. When the BIS Module Development Project is complete, the Dixtal BIS module will allow the Dixtal Patient Monitor to display BIS and provide setup and operation information (user interface), alarming, and network connectivity.

         "Dixtal BIS Module" is the sum of all components involved in integrating the BIS with Dixtal Patient Monitors.

         "DSC Cable" is a cable used to connect the DSC-XP to the Dixtal BIS Engine.

         "Dixtal BIS Engine" is the processing unit for deriving the BIS data from the raw EEG signal and consists of Aspect's "BIS Engine" board modified for Dixtal.

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

         "Digital Signal Converter - XP" (or "DSC-XP") is used to amplify the analog EEG signals as acquired by the BIS sensors and convert it from analog to digital signals. The DSC-XP components are provided to Dixtal by Aspect for final assembly by Dixtal. The DSC-XP is used by Dixtal BIS Module customers to obtain the BIS.

         "Aspect BIS Module Kit" are the Aspect components of the Dixtal BIS Module that are developed by Aspect and licensed/sold to Dixtal under this Agreement: DSC-XP components, DSC Cable, Dixtal BIS Engine, and Module Cable. The DSC Cable, Dixtal BIS Engine and Module cable are manufactured by Aspect. The DSC-XP components are provided to Dixtal for assembly.

         "Aspect BIS Sensor" means a single use disposable sensor manufactured by Aspect for use with the A2000 XP or with the Aspect BIS Module Kit and that is required to generate Aspect's Bispectral Index.

         "A2000 XP" means Aspect's stand-alone BIS monitor for use with the Aspect BIS Sensor and that generates Aspect's Bispectral Index.

         "Aspect Products" means Aspect BIS Module Kit and any other product that can be ordered by Dixtal as listed in Exhibit A (Aspect Products and Purchase Prices).

         "Software" means Aspect software programs in binary code form that are designed for use with the Aspect BIS Module Kit.

         "Documentation" means the BIS Engine Serial Interface Specification.

         "Territory" shall mean all countries in which Dixtal is permitted under this Agreement to distribute Aspect Products.

         "Party" or "Parties" shall mean Aspect and Dixtal each individually or jointly.

3.       BIS MODULE DEVELOPMENT PROJECT.

         3.1      Project Management.

                  (a) Each Party shall appoint a "Project Manager" who shall oversee and manage the joint project on a day-to-day basis.

                  (b) The Project Managers shall meet regularly based on the project needs to assess the project status and discuss and resolve any issues or problems. These meetings may be held face-to-face or as telephone or video conferences.

                  (c) Each Party shall bear its own communication and travel costs.

                  (d) All communication in conjunction with this Agreement shall be directed to the appropriate person and address as listed in Exhibit C (Contact Persons/Addresses).

         3.2      Dixtal Responsibilities.

                  (a) Dixtal shall develop the Dixtal BIS Module according to mutually agreed specifications at Dixtals own cost.

                  (b) Dixtal shall develop, design and test the modular
                      integration of the components of the Aspect BIS Module Kit with the Dixtal Patient Monitors.

                  (c) Dixtal shall assemble and test the DSC-XP using
                      specifications and procedures provided by Aspect. Dixtal shall label the DSC-XP as a Dixtal product and shall establish assembly protocols and labeling conventions to identify on the Dixtal label the board set through the Dixtal label on the DSC-XP housing. In addition to Dixtal product specific information, the label will display the BIS logo and appropriate Aspect trademark references as required in Section 19.1.

         3.3      Aspect Responsibilities.

         Aspect shall design, develop, and test the Aspect BIS Module Kit according to the mutually agreed specifications.

4.       PURCHASE AND SALE OBLIGATIONS: LICENSES

         4.1 General. Subject to the terms and conditions of this Agreement, Aspect agrees to sell to Dixtal the Aspect Products listed on Exhibit A (Aspect Products and Purchase Prices). The components of the Aspect BIS Module Kits purchased from Aspect under this Agreement shall only be used as components in, incorporated into, integrated with, the Dixtal BIS Module which Dixtal sells or leases to third-party users in the regular course of business. The components of the Aspect BIS Module Kits shall only be resold, leased, rented, licensed or otherwise transferred to third parties for use as a part of a Dixtal BIS Module or as replacement parts used in Dixtal BIS Modules and Dixtal shall only sell Aspect approved accessories including cables and sensor products in connection with any Dixtal BIS Module. During the term of this Agreement, Dixtal agrees that it may offer complementary but not directly competitive products to the Dixtal BIS Module. Dixtal products other than the Dixtal BIS Module that display a parameter claiming to be a measure of the hypnotic effect of anesthesia, are considered to be directly competitive products for purposes of this Section 4.1.

         4.2 Distribution of Aspect BIS Sensors. Aspect hereby grants to Dixtal a non-exclusive right to distribute Aspect BIS Sensors solely to Dixtal customers within Brazil who have purchased Dixtal BIS Modules. Prices for Aspect BIS Sensors purchased by Dixtal hereunder shall be as set forth in Exhibit A (Aspect Products and Purchase Prices).

         4.3 Aspect Software License. Aspect hereby grants to Dixtal a non-exclusive and non-transferable license, without the right to sublicense (except to purchasers of Dixtal BIS Modules), during the term of the Agreement to use the Software and related Documentation provided by Aspect solely in connection with operation of the components of Aspect BIS Module Kit in the Dixtal BIS Module. Thereafter, Aspect grants to Dixtal a right to use the Software and related Documentation used in conjunction with the Dixtal BIS Modules being sold by Dixtal on the date of termination with respect to service and support of installed Dixtal BIS Modules for a period of 10 years after termination of the Agreement. All rights granted to Dixtal customers to use the Dixtal BIS Modules shall survive any termination of this Agreement as long as such customers remain in compliance with the terms of use for such Dixtal BIS Modules. Dixtal shall not disclose, furnish, transfer, distribute or otherwise make available the Software, the Documentation or any portion thereof in any form to any third party (other than to purchasers of Dixtal BIS Modules (including Dixtal's subdistributors) and shall not duplicate the Software, the Documentation or any part thereof (other than for Dixtal's internal use as provided above). Title to and ownership of any and all proprietary rights in or related to the Software and the Documentation therefore shall at all times remain with Aspect or its licensor(s). Nothing in this Agreement shall be construed as a sale of any rights in the Software or the Documentation. All references in this Agreement to sale, resale or purchase of the Aspect BIS Module Kits or the components thereof, or references of like effect, shall, with respect to the Software and the Documentation mean licenses or sublicenses of the Software and the Documentation pursuant to this Section 4. Dixtal shall not disassemble, decompile or otherwise reverse engineer the Software or any part thereof. Dixtal shall retain and shall not alter or obscure any notices, markings or other insignia affixed to the Software, the Documentation or any part thereof at the time it receives such Software or such Documentation.

         4.4 Exclusivity. Nothing in this Agreement shall be construed to grant Aspect any license to sell, distribute or license to any third party any components of Dixtal incorporated in the Dixtal BIS Module or the Dixtal BIS Engine. It is understood that Aspect sells, distributes, and licenses to other third parties both generic and customized Aspect BIS Engines and Aspect BIS Module Kits to meet the needs of other OEM customers, and nothing in this Agreement shall prohibit Aspect from continuing to sell, distribute, or license these products or components thereof to customers other than Dixtal.

         4.5 Standard of Care: Priority. In connection with Aspect's performance of its obligations hereunder, Aspect shall use commercially reasonable efforts in the performance of its obligations hereunder and will do so with the same degree of care, skill and prudence customarily exercised when engaged in similar activities for its other OEM customers.

5.       SCOPE OF DELIVERY

         5.1 Purchase Orders. Purchase orders (via Fax, e-mail, other electronic transmission or paper) for Aspect Products to be purchased under this Agreement (the "Orders") must be received by Aspect during the term of this Agreement and must specify a delivery date in accordance with the lead-time schedule outlined below under Section 5.6. All Dixtal Purchase Orders shall make reference to the appropriate engineering drawing or manufacturing reference numbers. There is a minimum volume commitment of [**] for the first order. Volume commitments for subsequent years in this Agreement are detailed in Appendix A.

         5.2 Order Acknowledgements. Dixtal purchase orders shall be acknowledged by Aspect within 5 days after receipt of the order, provided that the order is technically correct and that the requested delivery time is within the agreed lead time and that the latest forecast provided by Dixtal is not exceeded by more than [**]% and the quantity ordered does not exceed by more than [**] percent ([**]%) of the quantity ordered in the preceding month. If the requested delivery time is less than the agreed lead time, or if Dixtal's latest forecast is exceeded by more than [**]%, or if the quantity ordered exceeds by more than [**] percent ([**]%) the quantity ordered in the preceding month, Aspect shall use reasonable efforts to complete the requirements of such nonconforming orders within [**] days from the date it receives such nonconforming order and to acknowledge such orders within 10 days of its receipt. Order acknowledgements shall not be unreasonably withheld

         5.3 Forecasts. Dixtal shall furnish to Aspect a non-binding quarterly forecast during the term of this Agreement with the number and type of Aspect Products for which Dixtal expects to submit orders for the following twelve months.

         5.4 Installed Base Reporting. On a quarterly basis, Dixtal will report units installed and overall installed base of Dixtal BIS modules. This report will include number of units installed, date installed and the location.

         5.5 Cancellation Charges. In the event of the cancellation of any Order by Dixtal, Dixtal shall be liable for the payment of cancellation charges based on the number of days prior to scheduled delivery date that written notice of cancellation is received by Aspect, as outlined below:

> 10 weeks prior to acknowledged delivery       [**]
6 - 10 weeks prior to acknowledged delivery     [**]% of order value
4 - 6 weeks prior to acknowledged delivery      [**]% of order value
2 - 4 weeks prior to acknowledged delivery      [**]% of order value
< 2 weeks prior to acknowledged delivery        [**]% of order value

         5.6 Lead Times. Lead times for the Aspect BIS Module Kit are expected to be [**] ([**]) days. Late deliveries are subject to late fees of 1% per month (pro-rated daily). In the event of late deliveries by Aspect, Aspect will also promptly reimburse Dixtal for expedited shipment charges that Dixtal incurs as a direct result of late shipments of the Aspect BIS Module Kit from Aspect.

6.       PRICES.

         6.1 Purchase Prices. The prices of Aspect Products purchased by Dixtal hereunder (the "Purchase Prices"), which are ordered during the term of the Agreement, shall be as set forth in Exhibit A (Aspect Products and Purchase Prices).

         6.2 Purchase Price Changes. In consideration of the market situation and after consultation with Dixtal, the Purchase Prices set forth in Exhibit A (Aspect Products and Purchase Prices) shall be reviewed 12 months after first delivery of production units and annually thereafter. Any price adjustment shall become effective only after mutual agreement between both Parties. In the event materials costs for the Aspect Products increase by more than [**] percent ([**]%), Aspect shall have the right no more than once per year during the term of this Agreement to increase the Purchase Price of the Aspect Products without the consent of Dixtal by an equivalent amount by delivering reasonable documentation supporting such increase and by giving Dixtal written notice of the increase not less than ninety (90) days prior to the date upon which the increased Purchase Price is to become effective. No Purchase Price increase shall apply to orders for Aspect Products accepted by Aspect prior to or during such ninety
                  (90) day period, which are to be delivered within ninety (90) days of the date of such notice. Notwithstanding anything to the contrary in this Section 6.2, no Purchase Price increase shall apply unless Aspect has used its reasonable efforts to find alternate suppliers of the materials that have increased in cost and, despite exercising such reasonable efforts, was not able to locate such alternate suppliers.

         6.3 Taxes. All prices for Aspect Products are exclusive of all federal, state and local taxes, levies and assessments, and Dixtal shall be responsible for the payment of all such taxes, levies and/or assessments imposed on Aspect Products purchased and/or licensed by Dixtal hereunder, excluding taxes based on Aspect's net income from the transaction. Dixtal shall be responsible for providing in a timely manner all documentation, in the nature of exemption certificates or otherwise, necessary to allow Aspect to refrain from collections, such as sales tax, which it would otherwise be obligated to make.

7.       TERMS OF PAYMENT.

         7.1 Invoices. Dixtal shall pay to Aspect the Purchase Price for all Aspect Products shipped hereunder within sixty (60) days after the receipt of Aspect's invoice. Nothing herein shall affect Aspect's right to withhold shipment or otherwise exercise its rights under Section 21 (Termination) hereof in the event of Dixtal's failure to make payment when due for Aspect Products delivered to Dixtal. Dixtal shall have the right to provide Aspect with a specific address to which Aspect will send invoices for Aspect Products purchased under this Agreement.

Late Payment Charge. Subject to applicable law, service and/or interest charges not exceeding the lesser of 1% per month or the highest amount permitted by law may, at the election of Aspect, be assessed on amounts past due more than thirty
(30) days (that is, more than thirty (30) days after the payment due date as specified in Section 7.1).

8.       SHIPMENT AND DELIVERY.

         8.1 Delivery Location. Each shipment must indicate the exact address of the recipient on the outside of the packaging as follows:

                         DIXTAL BIOMEDICA IND E COM LTDA
                         AV. RODRIGO OTAVIO, 1111 JAPIIM
                                   MANAUS - AM
                                BRAZIL 69077-000

         8.2 Delivery Terms. All shipments hereunder shall be FOB Aspect's Massachusetts point of origin (Incoterms 1990). All Aspect Products shall be deemed delivered and subject to Dixtal's dominion and control only when placed in the possession of a carrier designated by Dixtal, properly packed and ready for shipment to Dixtal. Aspect shall cooperate with Dixtal in the documentation and proof of loss claims promptly presented by Dixtal to the appropriate carrier and/or insurer.

         8.3 Delivery Date and Date of Dispatch. The requested delivery date shall be specified on the Dixtal Purchase Order provided that such delivery date must be at least [**] days after the date Aspect receives the Order; provided, however, that Aspect shall use its reasonable efforts to deliver the Order as early as reasonably possible (taking other customer demands on Aspect into account). Aspect shall utilize reasonable efforts to ensure that the order is delivered in accordance with Aspect's order acknowledgement and that the date of dispatch is ten (10) days prior to the delivery date. Late delivery penalties to Aspect will apply as specified in Section 5.6 of this Agreement.

9.       ACCEPTANCE.

         Any Aspect Product shipped hereunder may be subjected to inspection and performance testing by Dixtal, to confirm that it functions in accordance with Aspect's applicable product specifications in effect at the time of delivery of such Aspect Products to Dixtal. Dixtal shall provide written notice to Aspect of the rejection of any such Aspect Product within [**] days of the date of receipt of any Aspect Product. Aspect shall have [**] days from receipt of a notice from Dixtal rejecting an Aspect Product either, at its option, to make any necessary repairs to the defective Aspect Product or to replace it. If Aspect replaces an Aspect Product, Dixtal shall dispose of the replaced Aspect Product in accordance with Aspect's instructions and at Aspect's expense. Dixtal's sole remedy for rejected Aspect Products shall be limited to prompt repair or replacement of such Aspect Products.

10.      WARRANTY.

         10.1 General. Aspect warrants solely to Dixtal that Aspect Products (excluding the DSC-XP components) delivered hereunder shall perform substantially in accordance with the specifications in Exhibit B (Aspect's Standard Module Kit) or other applicable product specifications as published by Aspect in effect at the time of delivery of such Aspect Product (including Software), and shall be free from defects in materials and workmanship, when given normal, proper and intended usage, for [**] months from the date of shipment of the Dixtal BIS Module to Dixtal's end customer site or [**] months from the date of shipment by Aspect to Dixtal, whichever is less. This warranty shall not apply to expendable components and supply items, such as, but not limited to, cables, fuses and bulbs (or disposable items such as an Aspect BIS Sensor after the expiration date marked on the Sensor packaging); nor shall Aspect have any obligation under this Agreement to make repairs or replacements which are required by normal wear and tear, or which result, in whole or in part, from catastrophe, fault or negligence of Dixtal, or anyone claiming through or on behalf of Dixtal, or from improper or unauthorized use of Aspect Products, or use of Aspect Products in a manner for which they were not designed, or by causes external to Aspect Products such as, but not limited to, power or air conditioning failure.

         10.2 DSC-XP. Aspect warrants solely to Dixtal that the components for the DSC-XP shall be free from defects in materials and workmanship, when given normal, proper and intended usage, for [**] months from the date of shipment by Aspect to Dixtal. Aspect shall have no obligation under this Agreement to make repairs or replacements which are required by normal wear and tear, or which result, in whole or in part, from catastrophe, fault or negligence of Dixtal, or anyone claiming through or on behalf of Dixtal, or from improper or unauthorized use of the DSC-XP components, or use of the DSC-XP components in a manner for which they were not designed.

         10.3 Warranty Procedures. Dixtal shall notify Aspect of any Aspect Products which it believes to be defective during the applicable warranty period and which are covered by the warranties set forth in Section 10.1. At Aspect's option, such Aspect Products shall be returned by Dixtal to Aspect's designated facility for examination and testing, or may be repaired on site by Aspect. Aspect shall either repair or replace, within [**] days of receipt by Aspect, any such Aspect Product found to be so defective and promptly return such Aspect Products to Dixtal. Transportation and insurance costs shall be borne by Aspect. Should Aspect's examination and testing not disclose any defect covered by the foregoing warranty, Aspect shall so advise Dixtal and dispose of or return the Aspect Product in accordance with Dixtal's instructions and at Dixtal's sole expense, and Dixtal shall reimburse Aspect for such transportation and insurance costs.

         10.4 Repair Warranty. Aspect warrants its repair work and/or replacement parts for the duration of the original warranty period as set forth in Section 10.1 or at least [**], whichever is longer.

         10.5 DISCLAIMER OF WARRANTIES. THE PROVISIONS OF THE FOREGOING WARRANTIES ARE IN LIEU OF ANY OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

11.      SERVICE AND SUPPORT.

         11.1 Service and Support. Dixtal shall be responsible for providing installation, customer training, service and support (including repair) to its end customers for the Aspect Products Dixtal sells to such customers, and Dixtal shall bear all related costs incurred for labor, parts, or travel to perform such service.

         11.2 Service Training. Aspect agrees to provide initial service training to a mutually agreed upon number of Dixtal service representatives prior to the market release of the BIS module, as well as periodic (annually at a minimum) ongoing training for existing and new Dixtal service personnel.

         11.3 Service Period. For a period of [**] years following the last delivery to Dixtal of the applicable Aspect Product ordered by Dixtal hereunder, Aspect shall use its reasonable efforts to make available repair service (or at Aspect's sole discretion, exchange units for the Aspect Products) for purchase by Dixtal and third party users of the Aspect products at Aspect's then-current prices for such repair services and exchange units. After expiry of this [**] year period, Aspect may, in its sole discretion, continue to supply repair services (and/or exchange units for the Aspect Products) subject to the mutual written agreement of the Parties.

12.      Quality Assurance.

         12.1 Certification Status. Both parties agree to maintain, as applicable, compliance with the U.S. Food and Drug Administrations ("FDA") Quality System Regulation

                  ("QSR"), the European Medical Device Directive ("MDD"), and other appropriate regulations pertinent to the development, manufacturing and marketing of medical products similar to the Aspect Products.

         12.2 Aspect Product Compliance. All Aspect Products sold by Aspect under this Agreement shall fully comply with the above quality requirements and guidelines (MDD, FDA QSR, etc.).

         12.3 QA and Regulatory Audits. Aspect shall permit Dixtal's Quality Assurance department to conduct a reasonable audit of its facilities at a mutually agreed upon date after the date of this Agreement for the purpose of approving its status as an OEM supplier, and reasonable periodic audits thereafter for the purpose of confirming continuing compliance with applicable quality and regulatory requirements and guidelines. Such audits shall be scheduled with at least thirty (30) days advance notice during normal business hours and shall not take place more than once per calendar year.

13.      REGULATORY MATTERS.

         13.1 Aspect Products. Aspect shall assume full regulatory responsibility for the Aspect Products, including obtaining and maintaining all applicable governmental authorizations and regulatory approvals required to distribute the Aspect BIS Module Kit. Both Parties shall work together to develop a regulatory plan which defines precisely what the regulatory and localization requirements are for Brazil.

         13.2 Device Master Record. Aspect shall be responsible for generating its own Device Master Record for the Aspect Product, except the DSC-XP. Aspect shall maintain traceability at the board level on the DSC-XP. Dixtal shall be responsible for generating the Device Master Record for the assembled DSC-XP. It is understood that the Aspect BIS Module Kit shall be a component of the Dixtal BIS Module. Dixtal shall be responsible for obtaining and maintaining all applicable governmental authorizations and regulatory approvals required to distribute the combination of Aspect and Dixtal products in the Dixtal BIS Module as provided in Section 13.3.

         13.3 Dixtal Patient Monitors. Dixtal shall assume full regulatory responsibility for the Dixtal Patient Monitors, including obtaining and maintaining all applicable governmental authorizations and regulatory approvals required to distribute the Dixtal Patient Monitors in all countries in the Territory.

         13.4 Dixtal BIS Module. Dixtal shall assume the regulatory responsibility for the combination of the Aspect and Dixtal components in the Dixtal BIS Module. Aspect shall fully support Dixtal as required in the process of obtaining regulatory approvals by making available to Dixtal any required information, data, certificates, or technical files in the requested formats.

         13.5 Product Complaints and Incident Reporting. Dixtal and Aspect shall inform each other in writing immediately about any event that may require incident reporting in any country. Dixtal and Aspect shall inform each other in writing within two (2) business days of a customer complaint regarding the Dixtal BIS Module, the Aspect Products, or (within the Territory) Aspect BIS Sensors. Both parties will cooperate and use commercially reasonable efforts to resolve such customer complaints. Closure of any customer complaint relating to the Dixtal BIS Module will occur when Dixtal notifies Aspect that the problem is resolved. Closure of any customer complaint relating solely to Aspect Products or Aspect Sensors will occur when Aspect notifies Dixtal that the problem is resolved.

         13.6 Recalls. In the event of any recall of an Aspect Product required by either a governmental agency, by Aspect, or by Dixtal for safety or efficacy reasons which is the result of Aspect's failure to supply Aspect Products that (1) conform in all material respects to the applicable published specifications (including the specifications set forth in Exhibit B (Aspect's Standard Module Kit)) or (2) are free from defects in material and workmanship (when given normal, proper and intended usage), Aspect agrees to repair or replace [**] all Aspect Products subject to the recall and previously delivered to Dixtal. Aspect also agrees to consult with Dixtal to establish a reasonable process for managing the recall and Aspect shall be [**] (including, but not limited to [**]) that are consistent with the recall process agreed to by the Parties. In the event that Aspect at its sole discretion requests a recall that is not required by a governmental agency for safety or efficacy reasons, Aspect shall be responsible for determining the scope of the recall, including the number of units, timeframe for the recall, and criteria for completion. Dixtal agrees to maintain all necessary sales records to facilitate the recall.

         13.7 Delegation. Dixtal may at its sole discretion delegate some of the obligations under this Section 13 to its sub-distributors.

         Traceability. For the purpose of facilitating product traceability, all Products purchased from Aspect by Dixtal shall require identification of an internal order number and tracking code.

14.      PRODUCT CHANGES; DISCONTINUED PRODUCTS; FUTURE PRODUCTS; CONTINUED
         SUPPLY.

         14.1 Product Changes. Aspect shall have the right, at any time and from time to time, to make substitutions and modifications to Aspect Products, provided that such substitutions or modifications shall not materially affect form, fit, function, reliability, serviceability, performance, functional interchangeability or interface capability of Aspect Products. In the event that any proposed substitution or modification affects, in Aspect's reasonable judgment, the form, fit, function, reliability, serviceability, performance, functional interchangeability or interface capability of an Aspect Product, Aspect shall give Dixtal written notice of such proposed substitution or modification at least [**] days prior to its taking effect and Dixtal shall have the right, during such [**] day period and for [**] days thereafter, to

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

                  order Aspect Products without such substitution or modification for delivery up to [**] days after such substitution or modification takes effect. Aspect shall provide the appropriate verification and validation information for evaluating the effect of the change on the Dixtal BIS Module.

         14.2 Discontinued Products. Aspect agrees to notify Dixtal in writing not less than [**] in advance of the discontinuance of any Aspect Product. Dixtal shall be able to place orders for at least [**] after receipt of the written notice in any case. In addition, Dixtal shall be entitled to determine its lifetime-buy quantities and place a corresponding last purchase order.

         14.3 Future Products. The Aspect Products are designed for use in measuring the effects of anesthetic and sedative agents on the brain during surgery. In the event that Aspect develops a product involving this or a different type of index, patient sensor, or application, Aspect and Dixtal agree to discuss in good faith a new agreement for the purchase of such new product or products by Dixtal.

15.      OWNERSHIP AND PROTECTION OF RESULTS.

         15.1 No Transfer of Ownership. It is expressly agreed that neither Aspect nor Dixtal shall transfer to the other Party any patent rights, copyrights or other intellectual property of any kind that either Party owns as of the Effective Date of this Agreement.

         15.2 Models, Patterns, Dies, etc. Aspect shall retain the title to and possession of any models, patterns, dies, molds, jigs, fixtures, and other tools made for or obtained in connection with this Agreement and related to the Aspect Products, even if made for, obtained by or paid for by Dixtal.

         15.3 Developments. If there are developments (including patentable inventions) conceived, created or reduced to practice under this Agreement then the rights to such developments shall be retained (a) by Aspect if conceived, created and reduced to practice solely by Aspect, or (b) by Dixtal, if solely conceived, created and reduced to practice by Dixtal, or (c) jointly by Dixtal and Aspect (without any duty to account to the other) if jointly developed by Dixtal and Aspect, provided that:

                      (i) Dixtal shall assign to Aspect all rights to any developments conceived, created or reduced to practice by Dixtal solely relating to the Aspect BIS Module Kit; and

                      (ii) Aspect shall assign to Dixtal all rights to any development solely relating to the Dixtal Patient Monitor.

16.      DOCUMENTATION AND TRAINING.

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

         Aspect agrees to provide Dixtal with such product literature, operations and maintenance manuals, and other information and training (including training to avoid possible misrepresentation of Aspect's Bispectral Index) as is mutually agreed, to enable Dixtal to properly sell and maintain Aspect Products. Aspect will use its best reasonable efforts to provide adequate training to Dixtal in Brazil at a mutually agreed training session on an annual basis. Dixtal and Aspect agree to share the costs of this training session.

17.      CONFIDENTIALITY.

         No confidential information disclosed by either Party to the other in connection with this Agreement shall be disclosed to any person or entity other than the recipient Party's employees and contractors directly involved with the recipient Party's use of such information who are bound by written agreement to protect the confidentiality of such information, and such information shall otherwise be protected by the recipient Party from disclosure to others with the same degree of care accorded to its own confidential information of like importance. In addition, each Party and its representatives shall use the confidential information only for the purposes specified under this Agreement and such information shall not be used for any other purpose without the prior written consent of the disclosing Party. To be subject to this provision, information must be delivered in writing and designated as proprietary or confidential, or if initially delivered orally, must be identified at the time of disclosure, and confirmed in writing as confidential within ten (10) days after such oral disclosure. Information shall not be subject to this provision if it is or becomes a matter of public knowledge without the fault of the recipient Party, if it was a matter of written record in the recipient Party's files prior to disclosure to it by the other Party, if it was or is received by the recipient Party from a third person under circumstances permitting its unrestricted disclosure by the recipient Party, or if it was independently developed by the recipient Party without reference to the confidential information. Upon termination of this Agreement, each Party shall promptly destroy all confidential information of the other Party in the possession or control of such Party and all copies thereof, provided that each Party may retain one copy thereof for archival purposes. The obligations under this Section 17 shall continue for both parties for a period of five (5) years after delivery by Aspect to Dixtal of the last Aspect Product under this Agreement. Dixtal is entitled to transmit confidential information of Aspect to Dixtal subsidiaries and affiliated companies. In such, case these subsidiaries and affiliated companies may only use such information to the same extent as Dixtal is entitled to use such information under this Agreement. Dixtal shall be responsible if any of these subsidiaries and affiliated companies fails to comply with the confidentiality provisions of this Agreement.

18.      WARRANTIES AND INDEMNITIES.

         18.1     Warranties by Aspect.

              (a) Aspect represents and warrants that it either has all rights, title and interest in, or valid licenses to, the Aspect Products and any related intellectual property rights thereto. Aspect represents and warrants that it has not granted in the Territory any exclusive licenses or exclusive sublicenses in the Aspect Products that would prevent it from granting Dixtal the licenses set forth in Section 4.3 (Aspect Software License). Aspect also represents and warrants that it has the right and authority to engage in the joint development of the Dixtal BIS module as contemplated hereunder and that to its knowledge such activity will not infringe upon or misappropriate any third party's intellectual property rights.

              (b) Aspect warrants that it will deliver all Aspect Products free from the rightful claims of any third party for infringement of any Patents, Trademarks or Copyrights or misappropriation of Trade Secrets. Aspect also warrants that as of the date of this Agreement, Aspect has received no notice of a claim of infringement or misappropriation from any third party regarding Aspect Products. Dixtal's exclusive remedy with respect to breach of any warranty provided in this Section
                  18.1 shall be that Aspect will defend at its own expense, and will pay the costs and damages (including attorneys fees, other professional fees and other costs of litigation or settlement) made in settlement or awarded as a result of, any action brought against Dixtal or any of Dixtal's customers based on an allegation of such infringement or misappropriation with respect to any Aspect Product, provided that the Indemnification Procedures set forth in Section 18.3 are followed. If an injunction is obtained against Dixtal's or its customers' use of an Aspect Product by reason of an infringement or misappropriation described above, or if in Aspect's opinion an Aspect Product or any part thereof is likely to become the subject of a claim of such infringement or misappropriation, Aspect will, at its option and its own expense procure the right for Dixtal and its customers to continue using such Aspect Product, or replace or modify such Aspect Product or any part thereof so that it becomes non-infringing. If neither of the foregoing options are reasonably available to Aspect, Aspect shall have the right to discontinue supplying such Aspect Products to Dixtal. Aspect shall not have any obligation to Dixtal or its customers under any provision of this Section if the infringement or misappropriation claim is based upon the modification of any Aspect Product not made by Aspect, the use of Aspect Products in combination with any program or equipment, or any part thereof, not furnished or recommended in writing by Aspect, or the use of such Aspect Products in a manner or environment, or for any purpose, for which Aspect did not design or license them.

              (c) In the event that any claim is brought against Dixtal as a result of personal injuries and/or property damages resulting from that portion of the Dixtal BIS Module developed and manufactured by Aspect, and provided further that such claims do not arise as a result of the misuse of the Aspect Products, or the use of the Aspect Products in an application for which it was not designed by Aspect, where such claim would not have occurred but for such misuse or use, Aspect agrees that it shall indemnify and hold Dixtal and its directors, officers, employees, representatives and agents harmless from and against any damages, liabilities, costs and expenses (including attorneys' and other professional fees and other costs of litigation) arising out of such claim, provided that the procedures set forth in
                  Section 18.3 are followed.

         18.2     Warranties by Dixtal.

              (a) Dixtal represents and warrants that it either has all rights, title and interest in, or valid license to, the Dixtal Patient Monitor and any related intellectual property rights thereto. Dixtal also represents and warrants that it has the right and authority to engage in the development of the Dixtal BIS Module as contemplated hereunder and that to its knowledge such activity will not infringe upon or misappropriate any third party's intellectual property rights or violate the terms of any agreement Dixtal has entered into with a third party.

              (b) Dixtal warrants that as of the date of this Agreement, Dixtal has received no notice of a claim of infringement or misappropriation from any third party regarding the Dixtal Patient Monitor or any other Dixtal-supplied component of the Dixtal BIS Module. Aspect's exclusive remedy with respect to breach of any warranty provided in this Section 18.2 shall be that Dixtal will defend at its own expense, and will pay the costs and damages (including attorneys fees, other professional fees and other costs of litigation or settlement) made in settlement or awarded as a result of, any action brought against Aspect or any of Aspect's customers based on an allegation of such infringement or misappropriation with respect to any Dixtal Patient Monitor or any other Dixtal-supplied component of the Dixtal BIS Module, provided that the Indemnification Procedures set forth in Section 18.3 are followed. If an injunction is obtained against Aspect's or its customers' use of a Dixtal Patient Monitor or any other Dixtal-supplied component of the Dixtal BIS Module by reason of an infringement or misappropriation described above, or if in Dixtal's opinion a Dixtal Patient Monitor or any other Dixtal-supplied component of the Dixtal BIS Module or any part thereof is likely to become the subject of a claim of such infringement or misappropriation, Dixtal will, at its option and its own expense procure the right for Aspect and its customers to continue using such Dixtal Patient Monitor or any other Dixtal-supplied component of the Dixtal BIS Module, or replace or modify such Dixtal Patient Monitor or any other Dixtal-supplied component of the Dixtal BIS Module or any part thereof so that it becomes non-infringing. Dixtal shall not have any obligation to Aspect or its customers under any provision of this Section 18.2 if the infringement or misappropriation claim is based upon the use of Dixtal Patient Monitors or any other Dixtal-supplied component of the Dixtal BIS Modules in combination with any program or equipment, or any part thereof, not furnished or recommended in writing by Dixtal, or the use of such Dixtal Patient Monitors or any other Dixtal-supplied component of the Dixtal BIS Modules in a manner or environment, or for any purpose, for which Dixtal did not design or license them.

              (c) In the event that any claim is brought against Aspect as a result of personal injuries and/or property damages resulting from the Dixtal BIS Module or the DSC-XP assembled by Dixtal, and provided further that such claims do not arise as a result of the defective design or operation of that portion of the Dixtal BIS Module developed or manufactured by Aspect, Dixtal agrees that it shall indemnify and hold Aspect and its directors, officers, employees, representatives and agents harmless from and against any damages, liabilities, costs and expenses (including attorneys' and other professional fees and other costs of litigation) arising out of such claim, provided that the procedures set forth in Section 18.3 are followed.

         18.3     Indemnification Procedures.

              (a) In the event that any person intends to claim indemnification pursuant to this Agreement, (an "Indemnitee"), it shall promptly notify the indemnifying Party (the "Indemnitor") in writing of such alleged liability, provided that the failure to promptly notify the Indemnitor shall not relieve the Indemnitor of any obligation under this Agreement except to the extent such failure to provide prompt notice adversely impairs the Indemnitor's ability to defend against the claim, suit or proceeding.

              (b) The Indemnitor shall have the sole right to control the defense and settlement thereof, provided, that (i) the Indemnitor may not consent to imposition of any obligation or restriction on the Indemnitee in any settlement unless mutually agreed among Aspect and Dixtal (ii) Indemnitor shall keep Indemnitee fully informed and permit the Indemnitee to participate (at Indemnitee's expense) as the Indemnitee may reasonably request and (iii) Indemnitee may, without affecting its right to indemnity hereunder, defend and settle any such claim, suit or proceeding if Indemnitor declines to defend against such claim, suit or proceeding or Files for Bankruptcy. The Indemnitee shall cooperate with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this Agreement.

              (c) The Indemnitee shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of Indemnitor, which Indemnitor shall not be required to give, provided that the Indemnitee may, without affecting its right to indemnity hereunder, defend and settle any such claim, suit or proceeding if the Indemnitor declines to take responsibility or Files for Bankruptcy.

19.      TRADEMARKS.

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

         19.1     Trademarks.

              (a) Ownership. Dixtal acknowledges and agrees that Aspect is the sole and exclusive owner of all right, title and interest in, or has valid licenses to the trademarks (the "Aspect Trademarks") identified on Exhibit D (Aspect Trademarks). Aspect acknowledges and agrees that Dixtal is the sole and exclusive owner of all right, title and interest in and to the trademarks (the "Dixtal Trademarks") identified on Exhibit D (collectively the "Aspect and Dixtal" Trademarks). Each Party recognizes the value of the other Party's Trademarks and the good will associated with the other Party's Trademarks. Dixtal agrees that its use of the Aspect Trademarks and any good will arising there from shall inure to the benefit of Aspect. Aspect agrees that its use of the Dixtal Trademarks and any good will arising therefrom shall inure to the benefit of Dixtal. Nothing contained herein shall create, nor shall be construed as an assignment of, any right, title or interest in or to the Aspect Trademarks to Dixtal, or the Dixtal Trademarks to Aspect, other than the grant of the licenses in
                  Section 19.1 (c) below; it being acknowledged and agreed that all other right, title and interest in and to the Aspect Trademarks is expressly reserved by Aspect and its licensors, and all other right, title and interest in and to the Dixtal Trademarks is expressly reserved by Dixtal. Each Party shall keep the other Party's Trademarks free from all liens, mortgages or other encumbrances. Each Party agrees that it shall not attack or otherwise challenge the title, validity or any other rights of the other Party in or to its Trademarks.

              (b) Notice. All Dixtal BIS Modules that use the Aspect Trademarks shall be accompanied, where reasonable and appropriate, by a proprietary notice consisting of the following elements:

                  (i) The statement "[insert trademark(s)] is a trademark(s) of [or licensed to] Aspect Medical Systems, Inc."

                  (ii) Dixtal shall include the "(TM)" or "(R)" symbol, as
                       instructed by Aspect, after the first prominent use of the Aspect Trademark in the Dixtal Patient Monitor and related materials. Dixtal shall have a period of 60 days in which to begin to use the "(R)" symbol in replacement of the "(TM)" symbol upon receiving instructions to do so by Aspect for all new stock of such materials. Dixtal may continue to deliver stocked literature before the change becomes effective. Dixtal shall reproduce copyright and trademark notices of Aspect on the "splash screen" or in the same location where Dixtal reproduces its own copyright and trademark notices.

              (c) License. Each Party hereby grants to the other a nonexclusive, worldwide, royalty-free license (without the right to sublicense) to use the other Party's Trademarks to designate and promote Aspect Products in conjunction with Dixtal

                  BIS Modules. Neither Party shall have any other right to use, display or utilize the other Party's Trademarks for any other purpose or in any other manner.

              (d) Quality Standards.

                  (i) Inspection. Upon reasonable notice and request, each Party will furnish to the other samples of its applicable advertising and promotional materials as necessary to allow the requesting Party to monitor compliance with this Agreement.

                  (ii) Compliance. Aspect acknowledges the high standards of quality and excellence established by Dixtal with respect to products bearing Dixtal's trademarks. Dixtal acknowledges the high standards of quality and excellence established by Aspect with respect to products bearing the Aspect Trademarks. Each Party agrees that Dixtal BIS Modules with which both parties' Trademarks are used shall be of such quality so as to maintain such high standards and to reflect well upon both Parties. Each Party agrees to adhere to its own or the following quality standards (whichever may be more rigorous) for use of the other Party's Trademarks in connection with the Dixtal BIS Module:

                           - In order to ensure that the Dixtal BIS Module distributed under both parties' Trademarks complies with the consistent quality standards of each Party, all Dixtal BIS Modules distributed by or for Dixtal which bear an Aspect Trademark shall conform to those commercially reasonable standards which Aspect provides to Dixtal in writing. Dixtal shall cause each major new release of such Dixtal BIS Modules to comply with such standards or remove the Aspect Trademark(s) from any such new release, which does not comply with such standards. Dixtal shall have a period of [**] days in which to bring newly manufactured Dixtal BIS Modules into compliance with any commercially reasonable standard provided to it in writing by Aspect following the date of receipt of such standard.

                           Each Party acknowledges that if Dixtal BIS Modules
                        bearing both Parties' Trademarks fail to satisfy the quality standards set forth above, the substantial good will which each Party has built and now possess in its own products and Trademarks shall be impaired.

              (e) Protection and Infringement. Each Party agrees to cooperate with and assist the other Party in obtaining, maintaining, protecting, enforcing and defending the other Party's proprietary rights in and to its Trademarks. In the event that either Party learns of any infringement, threatened infringement or passing-off of the other Party's Trademarks, or that any third party claims or alleges that the other Party's Trademarks infringe the rights of the third party or are otherwise liable to cause deception or confusion to the public, the Party obtaining such information shall notify the other Party giving the particulars thereof, and if such claims or allegations relate to this Agreement, the Dixtal BIS Module, the Aspect BIS Kit or Aspect Products sold hereunder, shall provide necessary information and assistance reasonably requested by such other Party in the event that such other Party decides that proceedings should be commenced.

              (f) Termination. In addition to the termination rights set forth in Section 21 hereof, in the event that either Party is in material breach of any provision of this Section 19, the non-breaching Party may, upon [**] days written notice, terminate the license granted in Section 19.1 (c) if the breaching Party does not cure such breach or default within such [**] day period. In addition to the provisions of Section 21 hereof, upon termination of the license granted in Section
                  19.1 (c), or upon termination of this Agreement, for whatever cause:

                  (i) Each Party shall immediately cease and desist from any further use of the other Party's Trademarks and any trademarks confusingly similar thereto, either directly or indirectly;

                  (ii) All rights in the Aspect Trademarks granted to Dixtal hereunder shall immediately revert to Aspect, and all rights in the Dixtal Trademarks granted to Aspect hereunder shall immediately revert to Dixtal;

                  (iii) In the event that this Agreement is terminated for any reason other than a material breach or material default by Dixtal, Dixtal shall thereafter to dispose of all of the unsold Dixtal Patient Monitors bearing the Trademarks and advertising and promotional materials relating thereto which had been completed by it prior to such termination, provided such Dixtal Patient Monitors and materials were in the process of manufacture before such termination.

              (g) Promotional Claims. The general form of any promotional claims by Dixtal regarding Aspect's Bispectral Index technology and/or the integration of Aspect's Bispectral Index technology in Dixtal Patient Monitors, and the specific form of the use of Aspect's trade names and trademarks, and of intended use claims regarding Aspect's Bispectral Index technology, in promotional material, advertisement, and/or in written technical literature shall be subject to review and approval by Aspect prior to its publication or display. The general form of any promotional claims by Aspect regarding Dixtal's Patient Monitors or the integration of Aspect's Bispectral Index technology in Dixtal Patient Modules, and the specific form of the use of Dixtal's trade names and Trademarks, and of intended use claims regarding the Dixtal BIS Modules, in promotional material, advertisement, and/or in written technical literature shall be subject to review and approval by Dixtal prior to its publication or display.

20.      EXPORT.

         Dixtal shall not export, directly or indirectly, Aspect Products (including when integrated into a Dixtal Patient Monitor) or other products, information or materials provided by Aspect hereunder, to any country for which the United States requires any export license or other governmental approval at the time of export without first obtaining such license or approval. It shall be Dixtal's responsibility to comply with the latest United States export regulations, and Dixtal shall defend and indemnify Aspect from and against any damages, fines, penalties, assessments, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) arising out of any claim that Dixtal Patient Monitors or other products, information or materials provided by Aspect hereunder were exported or otherwise shipped or transported in violation of applicable laws and regulations.

21.      TERM; DEFAULT AND TERMINATION.

         21.1 Term and Renewal. The initial term of this Agreement shall commence on the Effective Date and shall continue for a period of three (3) years following introduction of the Dixtal BIS Module. The term of this Agreement shall be renewed automatically for successive twelve (12) month periods, unless either Party provides written notice of termination to the other Party at least sixty (60) days prior to expiration of the Agreement.

         21.2     TERMINATION FOR GOOD CAUSE.

                  (a) Termination by Aspect. The Agreement may be terminated by Aspect giving thirty (30) days prior written notice to Dixtal in the event Dixtal has not commercially introduced a Dixtal BIS Module by [**].

                  (b) Termination by Dixtal. The Agreement may be terminated by Dixtal giving 30 days prior written notice to Aspect if Aspect has failed to provide an Aspect BIS Module Kit consistent with the specifications outlined in Exhibit B to Dixtal by [**].

         21.3 Events of Default. The following shall constitute events of default under this Agreement:

                       (i) if either Party assigns this Agreement or any of its rights or obligations hereunder without the prior written consent of the respective other Party, except: (a) as specifically permitted under this Agreement; or (b) in connection with the sale or other transfer of such Party's business to which this Agreement relates (the word "assign" to include, without limiting the generality thereof, a transfer of a majority interest in the Party) or

                       (ii) if either Party shall neglect or fail to perform or observe any of its obligations to the other Party hereunder, including, without limiting the generality thereof, the timely payment of any sums due, and such failure is not cured within [**] days ([**] days in the event of a default in the payment of amounts owed the other Party) after written notice thereof from the other Party; or

                       (iii) if there is (w) a dissolution, termination of
                             existence, liquidation, insolvency or business failure of either Party, or the appointment of a custodian or receiver of any part of either Party's property, if such appointment is not terminated or dismissed within thirty (30) days; (x) a composition or an assignment or trust mortgage for the benefit of creditors by either Party; (y) the commencement by either Party of any bankruptcy proceeding under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally; or (z) the commencement against either Party of any proceeding under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days ("File for Bankruptcy").

         21.4 Remedies. Upon any event of default, and in addition to any other remedies either Party may have at law or in equity, the non-defaulting Party may terminate the Agreement, cancel any outstanding Order, refuse to make or take further Orders or deliveries, cancel any discount given, and declare all obligations immediately due and payable. Any such termination or other action taken by the non-defaulting Party pursuant to this Section 21.4 shall not relieve the defaulting Party of its obligations hereunder and the non-defaulting Party shall retain all legal and equitable remedies after such termination.

22.      INSURANCE.

         Upon request, Aspect shall provide evidence of product liability, general liability and property damage insurance against an insurable claim or claims which might or could arise regarding Aspect products purchased from Aspect. Such insurance shall contain a minimum limit of liability for bodily injury and property damage of not less than [**] US$.

23.      DISPUTE RESOLUTION

         23.1 General. Any dispute, controversy or claim arising out of or relating to this Agreement or any related agreement or the validity, interpretation, breach or termination thereof (a "Dispute"), including claims seeking redress or asserting rights under applicable law, shall be resolved in accordance with the procedures set forth herein. Until completion of such procedures, no Party may take any action not contemplated herein to force a resolution of the Dispute by any judicial or similar process, except to the limited extent necessary to; (i) avoid expiration of a claim that might eventually be permitted hereby; or (ii) obtain interim relief, including injunctive relief, to preserve the status quo or prevent irreparable harm.

         23.2 Waiver. In connection with any Dispute, the parties expressly waive and forego any right to (i) punitive, exemplary, statutorily, enhanced or similar damages in excess of compensatory damages and (ii) trial by jury.

         23.3 Good Faith Negotiations. Any Dispute relating to this Agreement (a "Dispute") will be resolved first through good faith negotiations between appropriate management-level representatives of each Party having responsibility for the sale or use of products involved.

         23.4 Mediation. If within sixty (60) days the parties are unable to resolve the dispute through good faith negotiation, either Party may submit a Dispute for resolution by mediation pursuant to the Center for Public Resources Model Procedure for Mediation of Business Disputes as then in effect. The mediation shall be conducted in Boston, Massachusetts. Mediation will continue for at least thirty (30) days unless the mediator chooses to withdraw sooner. At the request of either Party, the mediator will be asked to provide an evaluation of the Dispute and the parties' relative positions. Each Party shall bear its own costs of mediation effort.

         23.5 Arbitration. After completion of any mediation effort, a Party may submit the Dispute for resolution by arbitration pursuant to the Non-Administered Arbitration Rules of the Center for Public Resources as in effect on the date hereof, unless the parties agree to adopt such rules as in effect at the time of the arbitration. The arbitral tribunal shall be composed of one arbitrator; and the arbitration shall be conducted in Boston, Massachusetts. If the resolution of the Dispute is not found within the terms of this Agreement, the arbitrator shall determine the Dispute in accordance with the governing law of the Agreement, without giving effect to any conflict of law rules or other rules that might render such law inapplicable or unavailable. The prevailing Party in any arbitration conducted under this Section shall be entitled to recover from the other Party (as part of the arbitral award or order) its reasonable attorneys' fees and other costs of arbitration.

         23.6 Applicable Law. The law applicable to the validity of this arbitration provision, the conduct of the arbitration, the challenge to or enforcement of any arbitral award or order or any other question of arbitration law or procedure shall be governed exclusively by the Federal Arbitration Act, 9 U.S.C. sections 1-16; however, the award can be modified or vacated on grounds cited in the Federal Arbitration Act or, if the arbitrator's findings of facts are not supported by substantial evidence or the conclusions of law are erroneous, under the laws of the Commonwealth of Massachusetts. The place of arbitration shall be in Boston, Massachusetts. The parties agree that the federal and state courts located in the Commonwealth of

                  Massachusetts shall have exclusive jurisdiction over any action brought to enforce this arbitration provision, and each Party irrevocably submits to the jurisdiction of said courts. Notwithstanding the foregoing sentence, either Party may apply to any court of competent jurisdiction, wherever situated, for enforcement of any judgment on an arbitral award.

         23.7 Time Limit. Except as time barred under any applicable statute of limitation of lesser duration, any claim by either Party shall be time-barred unless the asserting Party commences an arbitration proceeding with respect to such claim within two years after the cause of action has accrued.

         23.8 Provisional or Interim Judicial Measures. Notwithstanding any other provision of this Agreement, the parties expressly agree that prior to the first meeting of the arbitrator either shall have the right to apply to any state or federal court in the Commonwealth of Massachusetts or any other court that would otherwise have jurisdiction, for provisional or interim measures.

         23.9 Consolidated Proceedings. Each Party hereby consents to a single, consolidated arbitration proceeding of multiple claims, or claims involving more than two parties. The prevailing Party or parties in any arbitration conducted under this paragraph shall be entitled to recover from the other Party or parties (as part of the arbitral award or order) its or their reasonable attorneys' fees and other reasonable costs of arbitration.

24.      GENERAL PROVISIONS.

         24.1 Force Majeure. In the event that either Party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lock out, failure of public utilities, injunction or any act, exercise, assertion or requirement of governmental authority, epidemic, destruction of production facilities, insurrection, inability to procure materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs, or any other cause beyond the reasonable control of the Party invoking this provision, and if such Party shall have used its best efforts to avoid such occurrence and minimize its duration and has given prompt written notice to the other Party, then the affected Party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

         24.2 Publicity. Neither Party shall originate any publicity, news release or other public announcement relating to this Agreement or the existence of an arrangement between the Parties without the prior written approval of the other Party, except as otherwise required by law.

         24.3 Waiver. The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such Party.

         24.4 No Agency. Nothing contained in this Agreement shall be deemed to constitute either Party as the agent or representative of the other Party, or both Parties as joint venturers or partners for any purpose. Neither Party shall be responsible for the acts or omissions of the other Party, and neither Party shall have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

         24.5 Survival of Obligations. All obligations of either Party under Sections 4.3 (but only insofar as it relates to the rights of Dixtal customers to continue using Dixtal BIS Modules), 10 (Warranty), 11 (Service and Support), 13 (Regulatory Matters), 15 (Ownership and Protection of Results), 17 (Confidentiality), 18 (Indemnities), 19 (Trademarks), 23 (Dispute Resolution), and 24.6 (Limitation on Liability) shall survive the expiration or termination of this Agreement and continue to be enforceable.

         24.6 LIMITATION ON LIABILITY. EXCEPT AS PROVIDED IN SECTION 18, EACH PARTY'S LIABILITY ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF ASPECT PRODUCTS OR THEIR USE OR DISPOSITION, WHETHER BASED UPON WARRANTY, CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED (ALL AMOUNTS PAID AND PAYABLE BY DIXTAL TO ASPECT FOR SERVICE AND SUPPORT PURSUANT TO SECTION 11 OF THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR OTHER INDIRECT DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES) ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF ASPECT PRODUCTS.

         24.7 Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.

         24.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to conflict of laws principles, and shall not be governed by the U.N. Convention on Contracts for the International Sale of Goods.

         24.9 Notices. Any notice or communication with regard to the termination of or changes to this Agreement from one Party to the other shall be in writing and either personally delivered or sent via certified mail, postage prepaid and return receipt requested addressed, to such other Party at the address of such Party specified in this Agreement or such other address as either Party may from time to time designate by notice hereunder.

         24.10 Entire Agreement. This Agreement constitutes the entire agreement between the Parties. No waiver, consent, modification or change of terms of this Agreement shall bind either Party unless in writing signed by both Parties, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given. There are no understandings, agreements, representations or warranties, expressed or implied, not specified herein regarding this Agreement or the Aspect Products purchased and/or licensed hereunder. Only the terms and conditions contained in this Agreement shall govern the transactions contemplated hereunder, notwithstanding any additional, different or conflicting terms which may be contained in any Order or other document provided by one Party to the other. Failure of Aspect to object to provisions contained in any Order or other document provided by Dixtal shall not be construed as a waiver of the terms and conditions of this Agreement nor an acceptance of any such provision.

         24.11 Headings. Captions and headings contained in this Agreement have been included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.

         24.12       Exhibits: The following Exhibits shall be part of this
                  Agreement:

                     Exhibit A: Aspect Products and Purchase Prices

                     Exhibit B: Aspect's Standard BIS Module Kit

                     Exhibit C: Contact Persons/Addresses Prices

                     Exhibit D: Aspect and Dixtal Trademarks

         24.13 Beneficiaries. Except for the provisions of Section 18 hereof, which are also for the benefit of the other Persons indemnified, this Agreement is solely for the benefit of the parties hereto and their respective affiliates, successors in interest and permitted assigns and shall not confer upon any other person any remedy, claim, liability, reimbursement or other right in excess of those existing without reference to this Agreement.

         24.14 Assignment. Neither Party may assign or delegate this Agreement or any rights or obligations under this Agreement without the prior written consent of the other, which shall not be unreasonably withheld; provided, however, that Dixtal may, without the prior written consent of Aspect, assign and delegate this Agreement and any or all of its rights and obligations hereunder to any of its affiliates, and provided that either party shall have the right to assign this Agreement in connection with a sale of the business of such party to which this Agreement relates.

IN WITNESS WHEREOF, this Agreement has been duly executed as a sealed instrument as of the date specified above.

Dixtal Medical Systems, Inc. Dixtal Medical Systems, Inc.

By:   /s/ illegible             By:    /s/ illegible
  ----------------------------    --------------------------
Title: Director                 Title: Commerical Director

Aspect Medical Systems, Inc.

By:   /s/ J. Neal Armstrong
  ----------------------------

Title: CFO

                                    EXHIBIT A
                       ASPECT PRODUCTS AND PURCHASE PRICES

A) ASPECT BIS MODULE KIT COMPONENT PRICES:

186-0138-DX       BIS ENGINE, DIXTAL                          $ [**]
140-0037          DSC-XP PREAMP BOARD, TESTED                 $ [**]
140-0038          DSC-XP COMM BOARD, TESTED                   $ [**]
150-0027          SHLD, RFI, DSC                              $ [**]
150-0036          HOUSING, DSC                                $ [**]
175-0021          DSC-MON CBL W.LEMO OVMLD                    $ [**]
175-0045          PIGTAIL, DSC3/XP                            $ [**]
175-0046          PIC, SNSR+                                  $ [**]
194-0113          DSC-XP LOGO                                 $ [**]
605-0022          SCRWMACH 4-40X250                           $ [**]
605-0024          SCRWMACH 4-40X750                           $ [**]
675-0004          CABTIE, 3.9"                                $ [**]
800-0007          CLIPS, BADGE, VINYL, LONG                   $ [**]
150-0026          GSKT, HSNG, DSC                             $ [**]

Yearly Module Kit Volume Expectations:

2003     [**]
2004     [**]
2005     [**]

B) ASPECT BIS SENSOR:

Transfer price to Dixtal for distribution solely to Dixtal customers in Brazil and solely for use with Dixtal BIS Modules:

186-0106          QUATRO SENSOR                       $ [**]

                                    EXHIBIT B
                SPECIFICATIONS: ASPECT'S STANDARD BIS MODULE KIT

         Aspect's BIS Module Kit is designed specifically for OEM applications and allows the integration of Aspect's BIS monitoring technology into OEM equipment. The BIS Engine will interface to the patient via the Aspect BIS sensor and to the OEM equipment utilizing a serial (RS-232 /
         TTL) 3-wire interface and the necessary power connections.

         The BIS Module Kit consists of a Digital Signal Converter (DSC-XP) that is placed in proximity to the patient and a small circuit board that resides in the OEM equipment. The DSC-XP is a small (palm sized) front-end to the BIS Engine circuit board that provides the patient interface and performs the high performance analog to digital conversion of the EEG signals. The EEG signals are transmitted in digital format from the DSC-XP to the BIS engine circuit board via a 12 foot cable that is hard wired at the DSC-XP.

         The small BIS Engine circuit board performs digital signal processing on the digitized EEG signal and outputs the Bispectral Index to the OEM system via the RS-232 / TTL serial connection. The board is constructed using double-sided surface mount techniques. The connections to the BIS Engine circuit board are a serial interface (RS-232 / TTL), power, and DSC connections.

         Detailed Technical Specifications:

         Digital Output:              [**]
                                      [**]
         Main Parameters:             [**]
         Electrical Safety:           [**]
         Power:                       [**]
                                      [**]
                                      [**]
         Artifact Rejection:          [**]
         Bispectral Index:            [**]

         Digital Signal Converter (DSC-XP)

         Description:                 [**]
         Weight:                      [**]
         Dimensions:                  [**]
                                      [**]
         Cable Length:                [**]

         BIS Engine PCB

                      Physical:               [**]

              Software Upgrades

                                    The BIS engine software is stored in
                                    reprogrammable FLASH memory. Software
                                    upgrades can be accomplished on-site or
                                    remotely via the serial interface.

              Serial Identifier

                           Each BIS engine is given a unique serial identifier. This allows for electronic identification/tracking of every BIS Engine.

                                    EXHIBIT C
                            CONTACT PERSONS/ADDRESSES

CONTACT PERSONS AND RESPONSIBILITIES AT ASPECT:

------------------------------------------------------------------------------------------------------
                                                                              EMAIL
                                                                              PHONE NUMBER
PERSON                 TITLE                          RESPONSIBILITY          FAX NUMBER
======================================================================================================
                       Director of Marketing                                  jrubin@aspectms.com
                       Operating Room,                                        617-559-7257
Joan Rubin             OEM and Procedural Sedation    Contract                617-559-7960
------------------------------------------------------------------------------------------------------
                       Manager of OEM                                         smesrobian@aspectms.com
                       Engineering                                            617-559-7576
 Steve Mesrobian                                      Project Manager         617-559-7576
------------------------------------------------------------------------------------------------------
                       VP, Regulatory                                         pmanberg@aspectms.com
                                                                              617-559-7076
 Paul Manberg                                         Regulatory matters      617-559-7076
------------------------------------------------------------------------------------------------------
                       Business                                               eknudsen@aspectms.com
                       Development                    Latin America           617-559 7735
 Eric Knudsen          Manager                        Distribution            707-248-1631
------------------------------------------------------------------------------------------------------

 MAILING ADDRESS: Aspect Medical Systems, Inc.
                  141 Needham St.
                  Newton, MA 02464
                  USA

CONTACT PERSONS AND RESPONSIBILITIES AT DIXTAL:

[To be provided by Dixtal with thirty (30) days of the date of this Agreement]

------------------------------------------------------------------------------------------------------
                                                                              EMAIL
                                                                              PHONE NUMBER
 PERSON                TITLE                          RESPONSIBILITY          FAX NUMBER
======================================================================================================
                                                                              Ivan@dixtal.com.br
                                                                              55-11-5548-4155
Ivan Consoli Ireno     Commercial Director            Contract                55-11-5548-4883
------------------------------------------------------------------------------------------------------
                                                                              Rafael@dixtal.com.br
                       Manager of                                             55-11-5548-4155
Rafael Holzhacker      Engineering                    Project Manager         55-11-5548-4883
------------------------------------------------------------------------------------------------------

                                                                              Fabbrini@dixtal.com.br
                                                                              55-11-5548-4155
Marcelo Fabbrini       Industrial Manager             Regulatory matters      55-11-5548-4883
------------------------------------------------------------------------------------------------------
                                                                              Vivi@dixtal.com.br
                                                                              55-11-5548-4155
Viviane Haro          Purchasing Agent                Ordering                55-11-5548-4883
------------------------------------------------------------------------------------------------------

MAILING ADDRESS:
                       DIXTAL BIOMEDICA IND E COM LTDA
                       Av. Rodrigo Otavio, 1111  Japiim
                       Manaus - AM
                       Brazil 69077-000

                                    EXHIBIT D
                          ASPECT AND DIXTAL TRADEMARKS

TRADEMARK                     REFERENCE

Aspect(R)                     Aspect is a trademark of Aspect Medical
                              Systems, Inc

A-2000(TM)                    A-2000 is a trademark of Aspect Medical
                              Systems, Inc.

Bispectral Index(R)           Bispectral is a registered trademark of Aspect
                              Medical Systems, Inc.

BIS(R)                        BIS is a registered trademark of Aspect Medical
                              Systems, Inc.

[BIS(R) LOGO]                 BIS logo is a registered trademark of Aspect
                              Medical Systems, Inc.